RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
James T. Graeb, Esq.
400 Oyster Point Blvd.
Suite 415
So. San Francisco, CA 94080

                      ASSIGNMENT AND ASSUMPTION OF LEASES

THIS AGREEMENT dated June 2, 1999 (the "Agreement"), is entered into by and between DINESH MANIAR, an individual, ("Assignor") and Montgomery Realty Group, Inc., a Nevada corporation ("Assignee").

                                  WITNESSETH:

WHEREAS, Assignor is the lessor under certain leases executed with respect to that certain real property commonly known as the Keker & Van Nest Office Building located at 710 Sansome Street, San Francisco, California, and more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference.

WHEREAS, Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof;

NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

1. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases herein described.

2. Assignor warrants and represents that as of the date hereof.

(a) The attached list includes all of the Leases affecting the property being acquired by Assignee from Assignor. As of the date hereof, there are no assignments or agreements to assign the Leases to any other party, except for any assignment incidental to a deed of trust.

(b) The Leases are in full force and effect and there exists no default on the part of Assignor thereunder, nor does Assignor have any actual knowledge of any defaults or any acts or events which with the passage of time or the giving of notice could become defaults thereunder on the part of any tenant thereunder.

3. Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, originating prior to the date hereof and arising out of the lessor's obligations under the Leases described in the attachment hereto.

4. Assignee hereby assumes all of the landlord's or lessor's obligations under the Leases described in the attachment, inclusive, and agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, originating subsequent to the date hereof and arising out of the lessor's obligations under the Leases.

5. Assignee acknowledges that it has been Assignor's custom and practice to collect certain common area maintenance expenses and other pass through items from certain tenants, and to refrain from collecting some of said sums based upon Assignor's business judgment. Assignee agrees to waive its rights with respect to any prior forebearances by Assignor as Landlord, and to attempt to collect such sums only as it is in the best overall interest of the business to start collecting said sums.

6. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses or such litigation, including, without limitation, reasonable attorney's fees.

7. This Agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

IN WITNESS WHEREOF, the Assignor and Assignee have executed this Agreement the day and year first above written.

ASSIGNOR:

/s/ Dinesh Maniar


ASSIGNEE:

/s/ Clem F. Walker, President
Montgomery Realty Group, Inc.
a Nevada corporation


TENANTS

The following are the tenants subject to this Assignment and Assumption:

Keker & Van Nest, LLP



STATE OF CALIFORNIA      }ss
COUNTY OF CONTRA COSTA   }

On June 2, 1999, before me, E. Boyd, a Notary Public in and for said State, personally appeared Dinesh Maniar and Clem F. Walker personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature /s/ E. Boyd
(official seal)


The land referred to in this Report is situated in the State of California, City and County of San Francisco, and is described as follows:

BEGINNING at a point on the easterly line of Sansome Street, distant thereon 91 feet and 8 inches northerly from the northerly line of Jackson Street running thence northerly and along said line of Sansome Street 45 feet and 10 inches; thence at a right angle easterly 137 feet and 6 inches; thence at a right angle southerIy 45 feet and 10 inches; thence at a right angle westerly 437 feet and 6 inches to the point of beginning.

BEING a portion of 50 VARA BLOCK No. 33


EXHIBIT A